                                                                EXHIBIT 10.47

                             AMENDMENT NO. 3 TO

                            AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP
                                     OF
                         AMBASSADOR APARTMENTS, L.P.

                Amendment No. 3 dated as of August 16, 1996, by and among Ambassador Apartments, Inc., a Maryland corporation, in its capacity as general partner (the "General Partner") of Ambassador Apartments, L.P., a Delaware limited partnership (the "Partnership"), and the limited partners listed on Exhibit A to the Partnership's Amended and Restated Agreement of Limited Partnership dated as of August 31, 1994, as amended by Amendment No. 1 thereto dated as of September 20, 1994 and as amended by Amendment No. 2 thereto dated as of June 21, 1996 (the "Partnership Agreement").


                                  RECITALS:

                Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement.

                As of the date hereof, the General Partner issued and sold 1,351,351 shares of its Class A Senior Cumulative Convertible Preferred Stock (the "Preferred Shares") to Five Arrows Realty Securities LLC, a limited liability company organized under the laws of the State of Delaware (the "Investor"), pursuant to an Investment Agreement, dated as of August 15, 1996, among the General Partner, the Partnership and the Investor (the "Investment Agreement"), in exchange for $25,000,000 in cash (the "Purchase Price").

                Section 4.3(b) of the Partnership Agreement restricts the General Partner from issuing Preferred Shares unless the General Partner contributes to the Partnership the proceeds therefor, or consideration received therefrom, in consideration for which the Partnership is obligated to issue interests in the Partnership with the same terms and conditions, including dividend, dividend priority and liquidation preference, as are applicable to the Preferred Shares.

                The General Partner has contributed to the Partnership the net proceeds from the issuance of the Preferred Shares and the Partnership has issued Class A Preferred Units (as defined herein) in consideration therefor in accordance with Section 4.3(b)(ii)(b) of the Partnership Agreement.

                Section 14.7 of the Partnership Agreement authorizes the General Partner to amend the Partnership Agreement without the consent of the Limited Partners to reflect the issuance of the Class A Preferred Units pursuant to Section 4.3.

                NOW THEREFORE, the General Partner, on behalf of all Partners, hereby amends the Partnership Agreement as follows:

                1. Exhibit A to the Partnership Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto to reflect the General Partner's additional Capital Contribution to the Partnership of $25,000,000 and the issuance to the General Partner of 1,351,351 Class A Preferred Units.

                2. Section 1.1 of the Partnership Agreement is hereby amended by adding the following defined terms in alphabetical order:

                          "Class A Articles Supplementary" shall mean the
                Articles Supplementary classifying 1,351,351 shares of preferred stock as Class A Senior Cumulative Convertible Preferred Stock of the General Partner and 1,351,351 shares of Excess Stock as Excess Class A Preferred Stock of the Company.

                         "Class A Preferred Units" shall mean the Partnership
                Units designated as Class A Preferred Units under this Agreement, acquired by the General Partner in exchange for its additional capital contributions and having the rights described in this Agreement. The number of Class A Preferred Units outstanding, and the allocation of Class A Preferred Units to each Partner, is as set forth opposite its or his name in Exhibit A.

                         "Class A Priority Distribution" means, with respect
                to any fiscal quarter of the Partnership an amount equal to the dividends payable for such quarter on the Class A Preferred Shares. "Preferred Shares" shall mean the shares of the General Partner designated in the Class A Articles Supplementary as Class A Senior Cumulative Convertible Preferred Stock.

                3. Section 6.2(a) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

                (a) Except for distributions pursuant to Section 8.2 in connection with the dissolution and liquidation of the Partnership, and subject to the provisions of Sections 6.2(b), (c), (d), (e) and (f), the General Partner shall cause the Partnership to distribute, from time to time as determined by the General Partner, but in any event not less frequently than quarterly, all Net Cash Flow, to the Partners, in accordance with the following priorities: (i) to the holders of the Class A Preferred Units, any Class A Priority Distribution as provided for in Section 6.2(a)(ii) with respect to a prior quarter that has not been distributed on Class A Preferred Units then outstanding, (ii) to the holders of the Class A Preferred Units, the Class A Priority Distribution due with respect to such quarter on Class A Preferred Units then outstanding, and (iii) to each of the Partner's in accordance with each Partner's respective Common Unit Percentage.

                4. Section 8.2 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

                        8.2 Distribution on Dissolution and Liquidation. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

                        (a) Payment of creditors of the Partnership (other than Partners) in the order of priority as provided by law;

                        (b) Establishment of reserves as determined by the Liquidating Trustee to provide for contingent liabilities, if any;

                        (c) Payment of debts of the Partnership to Partners, if any, in the order of priority provided by law; and

                        (d) To the holders of Class A Preferred Units in an amount equal to $18.50 per Class A Preferred Unit then outstanding plus any accrued and unpaid Class A Priority Distributions with respect thereto.

                        (e) To the Partners to the extent of and in proportion to the positive balances in their respective Capital Accounts after giving effect to (i) all allocations of Net Income and Net Loss for all periods, including the period in which such distribution occurs, and (ii) all contributions and distributions for all prior periods (other than those adjustments made pursuant to this Section 8.2(e)).

        Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with paragraphs (c), (d) and (e) above.

         5. Exhibit E to the Partnership Agreement is hereby amended and restated in its entirety as set forth on Exhibit E attached hereto.

         6. The Partnership Agreement is hereby amended by adding thereto Sections 4.9, 4.10 and 4.11 as follows:

                        "4.9    Redemption of Preferred Shares by General
                Partner. In the event the General Partner redeems or otherwise acquires and cancels Preferred Shares pursuant to the Class A Articles Supplementary, the Partnership will redeem from the General Partner an equal number of Class A Preferred Units at a price equal to the consideration paid by the General Partner with respect to the Preferred Shares redeemed and will amend Exhibit A hereto to reflect such redemption.

                        4.10 Conversion of Preferred Shares into Common Stock. In the event any Preferred Shares are converted into shares of Common Stock pursuant to the Class A Articles Supplementary, an equal number of Class A Preferred Units shall be converted into Common Units such that each such Class A Preferred Unit converted shall be converted into a number of Common Units equal to (x) the number of shares of Common Stock into which each such Preferred Share was converted divided by
                (y) the Exchange Factor in effect on the date of such conversion, and the General Partner will amend Exhibit A hereto to reflect such conversion.

                        4.11 Redemption of Excess Class A Preferred by the General Partner. In the event the General Partner redeems Excess Class A Preferred (as defined in the Class A Articles Supplementary) pursuant to the Class A Articles Supplementary, the Partnership will redeem from the General Partner an equal number of Class A Preferred Units at a price equal to the consideration paid by the General Partner with respect to the Excess Class A Preferred redeemed and will amend Exhibit A hereto to reflect such redemption."

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of the date and year first above written.

GENERAL PARTNER:

AMBASSADOR APARTMENTS, INC.


By:   /s/ David M. Glickman
      --------------------------------
      Name:    David M. Glickman
      Title:   Chief Executive Officer


LIMITED PARTNERS:

THE PRIME GROUP, INC.
RICHARD F. CAVENAUGH
LG TRUST
DAVID M. GLICKMAN
ADAM D. PETERSON
PRIME GROUP IV, L.P.
EDWARD J. JOHN
MICHAEL W. RESCHKE
RAY R. GRINUALDS
ROBERT J. RUDNICK
WARREN H. JOHN

By: Ambassador Apartments, Inc.
    as Attorney in Fact for the Limited
    Partners pursuant to Section 2.6
    of the Partnership Agreement

    By:  /s/ David M. Glickman
         ----------------------------------
         Name:    David M. Glickman
         Title:   Chief Executive Officer

            EXHIBIT A  PARTNERSHIP UNITS (AS OF AUGUST 16, 1996)


                                                           NUMBER OF
                                                          COMMON UNITS
                                       NUMBER OF          OTHER THAN               TOTAL              NUMBER OF
                                        INITIAL             INITIAL              NUMBER OF            CLASS A
       GENERAL PARTNER              COMMON UNITS         COMMON UNITS          COMMON UNITS       PREFERRED UNITS
- ------------------------------     ---------------      --------------         -------------     ------------------
Prime Residential,  Inc.                                    8,958,525             8,958,525            1,351,351

  Initial Capital Contribution
  of General Partner:
  $110,592,149

  Additional Capital
  Contribution of General
  Partner as of
  September 20, 1994:
  $17,105,376

  Additional Capital
  Contribution of General
  Partner as of
  August 12, 1996
  $24,500,000

  Total Capital
  Contribution of
  General Partner:
  $152,197,525

LIMITED PARTNERS
- ----------------
1.   The Prime Group, Inc.               359,375                                    359,375
2.   Richard F. Cavenaugh                 17,280                                     17,280
3.   LG Trust                                                  84,375                84,375
4.   David M. Glickman                   156,250*                                   156,250*
5.   Adam D. Peterson                                          15,625                15,625
6.   Prime Group IV, L.P                 244,166**                                  244,166**
7.  Edward J. John                        52,839***                                  52,839***
8.  Michael W. Reschke                    29,505***                                  29,505***
9.  Ray R. Grinvalds                       1,568***                                   1,568***
10. Robert J. Rudnik                       1,500***                                   1,500***
11. Warren H. John                         1,500***                                   1,500***
Total Common Units  Held by Limited
Partners                                                                            963,983
                                                                                  ---------
TOTAL COMMON UNITS                                                                9,922,508
                                                                                  ---------
TOTAL CLASS A
PREFERRED UNITS                                                                                        1,351,351

* Includes 2,683 and 153,567 Initial Common Units, respectively, that The Prime Group, Inc. and Prime Group Limited Partnership transferred to David
     M. Glickman immediately following the Completion of the Offering. All Common Units transferred to David M. Glickman constitute Initial Common Units.

** Represents 328,125 Initial Common Units transferred by Prime Group Limited Partnership to Prime Group IV, L.P. immediately following the Completion of the Offering. All of these Common Units transferred to Prime Group IV, L.P. constitute Initial Common Units.

*** Represents Initial Common Units transferred by Prime Group Limited Partnership and/or Prime Group IV, L.P. in February 1996. All such Common Units constitute Initial Common Units.

                                   EXHIBIT E

                                  ALLOCATIONS

1. Allocation of Net Income And Net Loss.

     (a) Net Income. Except as otherwise provided in this Exhibit E, Net Income (or items thereof) for any fiscal year or other applicable period shall be allocated to the Partners as follows:

            (i) first, 100% to the Partners in proportion to the Net Loss previously allocated to them under Section 1(b)(iii), until the Net Income allocated to the Partners under this Section 1(a)(i) equals the aggregate Net Loss allocated to the Partners under Section 1(b)(iii) (net of any prior allocation under this Section 1(a)(i)).

            (ii) second, 100% to the holders of Class A Preferred Units pro rata according to and to the extent of their respective Unallocated Priority Distributions.

            (iii) third, to the Partners according to their respective Common Unit Percentages.

     (b) Net Loss. Except as otherwise provided in this Exhibit E, Net Loss (or items thereof) for any fiscal year or other applicable period shall be allocated to the Partners as follows:

            (i) first, among the Partners in proportion to the Net Income previously allocated to them under Section 1(a)(iii), until the Net Loss allocated to each Partner under this Section 1(b)(i) equals the aggregate Net Income allocated to such Partner under Section 1(a)(iii) (net of any prior allocations under this Section 1(b)(i)).

            (ii) second, among the holders of Class A Preferred Units in proportion to the Net Income previously allocated to them under
            Section 1(a)(ii), until the Net Loss allocated to each holder under this Section 1(b)(ii) equal the aggregate Net Income allocated to such holder under Section 1(a)(ii) (net of any prior allocations under this Section 1(b)(ii)).

            (iii) third, to the Partners according to the respective Common Unit Percentages.

Notwithstanding the foregoing, to the extent that any Net Loss (or items thereof) allocated to a Partner under this Section 1(b) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit, or increase the amount of an existing Adjusted Capital Account Deficit, as of the end of the fiscal year or other applicable period to which such net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with each Permitted Partner's Common Unit Percentage. Later allocation of Net Income shall be made in manner to offset, to the extent possible, the prior special allocation of Net Loss to Permitted Partners so that the end result is as if no special allocation of Net Loss has been made.

     (c) Transfer in Contemplation of Liquidation. If upon a transfer or disposition of assets in liquidation of the Partnership (for purposes of this subparagraph (c), "liquidation" shall begin no earlier than the date on which the Company adopts a resolution stating its intention to liquidate) and after giving effect to the foregoing allocation of this paragraph 1. the Capital Account balance of the General Partner is less than an amount (hereinafter, the "General Partner Liquidation Amount") equal to the product of the aggregate of the combined balance in all Partners' Capital Accounts multiplied by the General Partner's Common Unit Percentage, then, to the extent possible (and subject to (x) the last sentence of subparagraph (b) of this paragraph 1. and
(y) the REIT Requirements) the General Partner shall allocate Net Income or Net Loss (or items thereof) among the Partners in a manner sufficient to bring the General Partner's Capital Account balance equal to the General Partner Liquidation Amount. Any amount of Net Loss (or items thereof) allocated to the Limited Partners as a group pursuant to this subparagraph (c) shall be allocated pro rata in accordance with each Limited Partner's respective Common Unit Percentage.

     (d) Rules of Construction.

     (1) Capital Account Increases. For purposes of making allocations pursuant to subparagraph 1 (c) of this Exhibit E, a Partner's Capital Account balance shall be deemed to be-increased by such Partner's share of any Partnership Minimum Gain and Partner Minimum Gain remaining at the close of the fiscal period in respect of which such allocations are being made.

     (2) Change in Unit Percentages. In the event any Partner's Common Unit Percentage changes during a fiscal year for any reason, including without limitation, the transfer of any interest in the Partnership, the tax allocations contained in this Exhibit E shall be applied as necessary to reflect the varying interests of the Partners during such year. Without limiting the preceding sentence, if Class A Preferred Units are converted in Common Units pursuant to Section 4.10, any allocations of Net Income and Net Loss (i) to the newly issued Common Units shall take effect (x) on the last day of the preceding quarter in which such Class A Preferred Units were converted into Common Units if such date is after the record date for the Regular Quarterly Dividend (as defined in the Class A Articles Supplementary) for the payment of a dividend on the Common Stock for the quarter in which the conversion takes place or (y) on the last day of quarter second preceding the quarter in which such Class A Preferred Units were converted into Common Units if such date is prior to the record date for the Regular Quarterly Dividend (as defined in the Class A Articles Supplementary) for the payment of a dividend on the Common Stock for the quarter in which the conversion takes place, and (ii) to Preferred Shares which are converted shall cease on the day prior to the date the allocation of Net Income and Net Loss takes effect for the newly issued Common Units as described in the preceding clause.

     2. Special Allocations. Notwithstanding any provisions of paragraph 1 of this Exhibit E, the following special allocations shall be made.

     (a) Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain to the extent required by Regulations Section 1,704-2(f), The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations, This subparagraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2 (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (b) Partner Minimum Gain Chargeback. Except as otherwise provided in
Section 1,704-2(i)(4) of the Regulations, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.7042(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by Section 1,704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.7042(i)(4) and
(j)(2) of the Regulations. This subparagraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2 (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (c) Qualified Income Offset. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1. 704 - I
(b) (2) (ii) (d) (4), (5) or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This subparagraph 2(c) is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     (d) Gross Income Allocation. There shall be specially allocated to the General Partner an amount of Partnership income and gain during each Partnership fiscal year or portion thereof, before any other allocations are made hereunder, which is equal to the excess, if any, of the cumulative distributions of cash made to the General Partner under Section 6.2(d) over the cumulative allocations of Partnership income and gain to the General
Partner pursuant to this Section 2(d) of this Exhibit E.

     (e) Other Chargeback of Impermissible Negative Capital Account. To the extent any Partner has an Adjusted Capital Account Deficit at the end of any Partnership fiscal year, each such Partner shall be specially allocated items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph 2 (e) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Exhibit E have been tentatively made as if this paragraph 2(e) were not in the Agreement.

     (f) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Common Unit Percentages.

     (g) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.7042(b)(4) and 1.704-2(i)(l) of the Regulations).

     (h) Precontribution Gain.

     (1) Method. The Partnership shall use the remedial allocation method contained in Section 1.704-3T(d) of the Regulations to take into account any variation between the adjusted basis and the fair market value of the Contributed Assets at the time of the contribution. By executing this Agreement, each Partner hereby agrees to report income, gain, loss and deduction on such Partner's federal income tax return in a manner that is consistent with the remedial allocation method with respect to the Contributed Assets. With respect to any asset, other than the Contributed Assets, contributed to the Partnership by a Partner, the Partnership shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the General Partner, in its sole discretion, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution. Each Partner hereby agrees to report income, gain, loss and deduction on such Partner's federal income tax return in a manner consistent with the method used by the Partnership.

     (2) 704 (c) Allocations Attributable to Existing Property Subsidiaries. In the event that, during any fiscal year or other applicable period, any Existing Property Subsidiary allocates to the Partnership any Precontribution Gain or Loss, each Partner who, pursuant to Article IV of this Agreement, contributed to the capital of the Partnership the Contributed Partnership Interest to which a distributive share of Precontribution Gain or Loss is allocated shall be allocated Precontribution Gain or Loss in accordance with its respective interest in such Precontribution Gain or Loss. For purposes hereof , "Pre-contribution Gain or Loss, " shall mean, with respect to each asset owned by an Existing Property Subsidiary, that unrealized taxable gain or loss, as the case may be, attributable to the difference between (a) the fair market value of such asset on the date at which the Contributed Partnership Interests are contributed to the capital of the Partnership pursuant to Article IV of this agreement, over (b) the adjusted tax basis of such assets on the date of such contribution; provided, however, that the amount of any Precontribution Gain or Loss associated with an asset shall be adjusted to account for (i) allocations made in accordance with the provisions of subparagraph 3(c) of this Exhibit E and (ii) any adjustment made to the adjusted tax basis of such asset at the time of the contribution pursuant to
Section 743 (b) of the Code, and provided further, that the amount of any Precontribution Gain or Loss shall not, in any event, exceed that amount of gain or lose actually allocated to the Partnership by the Property Subsidiary as a result of the sale or other disposition of such asset.

     (i) Intent of Allocations. The parties intend that the tax allocation provisions of this Exhibit B shall result in final Capital Account balances of the Partners that are in proportion to the Partners' respective Common Unit Percentages (so that, when liquidating distributions are made in accordance with such final Capital Account Balances under Article VIII of the Partnership Agreement, such distributions will be able to be made in proportion to the Partners' respective Common Unit Percentages). Accordingly, the Partners intend that the tax allocation provisions of this Exhibit R shall be applied (and amended) by the General Partner if and to the extent necessary to produce such final Capital Account balances even if such application or amendment requires special allocations of gross income and/or gross deductions, for any fiscal period. This subparagraph shall control notwithstanding any reallocation of taxable income, taxable lose, or items thereof by the Internal Revenue Service or any other taxing authority.

     (j) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734 (b) of the Code or Section 743 (b) of the Code is required, pursuant to Section 1, 704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

3. Tax Allocations.

     (a) Items of Income or Loss. Except as is otherwise provided in this Exhibit E. an allocation of Partnership Net Income or Net Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Regulations Section 1.704-l(b)(2)(iv)(i)) ("Tax Items") that is taken into account in computing Net Income or Net Loss.

     (b) Section 1245/1250 Recapture. If any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This subparagraph 3(b) shall not alter the amount of Net

Income (or items thereof) allocated among the Partners, but merely the character of such Net Income (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

     (c) Allocations Respecting Section 704(C) and Revaluations. If any asset has a Gross Asset Value which is different from the Partnership's adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Regulations Section 1. 704-1(b)(2)(iv)(f) , the allocations Of Tax Items shall be made in accordance with the principles of
Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder. The intent of this subparagraph 3 (c) and subparagraph 2 (h) (2) above is that each Partner who contributed to the capital of the Partnership a Contributed Asset will bear, through reduced allocations of depreciation, increased allocations of gain or other items. and the tax detriments associated with any Precontribution Gain. This subparagraph 3(c) and subparagraph 2 (h) (2) are to be interpreted consistently with such intent.

     (d) Excess Nonrecourse Liability Safe Harbor. Pursuant to Regulations
Section 1.752-3(a)(3), solely for purposes of determining each Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership (as defined in Regulations Section 1,752-3(a)(3)), the Partners' respective interests in Partnership profits shall be determined in accordance with each Partner's Common Unit Percentage.

     (e) References to Regulations. Any reference in this Exhibit E or the Agreement to a provision of proposed and/or temporary Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision.

     (f) Successor Partners. For purposes of this Exhibit E, a transferee of a Partnership Interest shall be deemed to have been allocated the Net Income, Net Loss and other items of Partnership income, gain, loss, deduction and credit allocable to the transferred Partnership Interest that previously have been allocated to the transferor Partner pursuant to this Agreement.

4. Definitions. For purposes of this Exhibit E, the following terms shall have the meanings set forth below:

     "Allocated Priority Distribution" with respect to each holder of a Class A Preferred Unit means (i) the aggregate amount of Net Income previously allocated to such holder pursuant to Section 1(a)(ii) of Exhibit E less (ii) the aggregate amount of all Net Loss previously allocated to such holder pursuant to Section 1(b)(ii) of Exhibit E.

     "Unallocated Priority Distributions" with respect to each holder of a Class A Preferred Unit means the excess, if any, of (i) such holder's Class A Priority Distribution over (ii) such holder's Allocated Priority Distribution.



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